UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 25, 2007

Date of Report (Date of earliest event reported)

FIRST COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

California	00-30747	33-0885320
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

401 West A Street

San Diego, California 92101

(Address of principal executive offices and zip code)

(619) 233-5588

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8–K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CRF 240.13e–4(c))

Item 3.02 Unregistered Sales of Equity Securities

First Community Bancorp issued a aggregate of 494,606 shares of its common stock to the holders of common stock of Business Finance Capital Corporation in connection with the merger of Business Finance Capital Corporation with and into an indirect subsidiary of First Community Bancorp as described under Item 8.01 of this Current Report on Form 8-K.  The disclosure set forth in Item 8.01 hereof is hereby incorporated by reference in this Item 3.02.  The shares of First Community Bancorp common stock issued to the holders of common stock of Business Finance Capital Corporation were issued in reliance upon an exemption from registration in accordance with section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On June 25, 2007, First Community Bancorp acquired all of the outstanding capital stock, and options and rights to acquire the capital stock, of Business Finance Capital Corporation, or BFCC, a commercial finance company based in San Jose, California for $35 million, composed of $6 million in cash and $29 million in First Community common stock.    BFCC’s wholly-owned subsidiary, BFI Business Finance, or BFI, is an asset-based lender with 34 employees and approximately $88 million in loans at May 31, 2007.  BFI lends primarily to growing business throughout California and the northwestern United States.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCORP

Date: June 29, 2007
	By:	/s/ Jared M. Wolff
Name: Jared M. Wolff
Title: Executive Vice President and
General Counsel